UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 11, 2007

Apollo Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4615 East Elwood Street, Phoenix, Arizona		85040
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(480) 966-5394

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As expected, the Company was unable to file its Quarterly Report on Form 10-Q for the second fiscal quarter ended February 28, 2007 by the required filing date of April 9, 2007, because it has not yet completed the restatement of its financial statements following receipt by the Company’s Board of Directors (the "Board"), on December 8, 2006, of the Special Committee’s final factual findings of its stock option investigation. The Company, as a result, received a Nasdaq Staff Determination notice, dated April 11, 2007, indicating that the Company is not in compliance with the filing requirements for continued listing as set forth in Marketplace Rule 4310(c)(14). The notice, which the Company expected, was issued in accordance with standard Nasdaq procedures. As previously disclosed, the Company is diligently working on the restatement of its financial statements and currently intends to file its delinquent reports by April 30, 2007.

As previously reported, the Nasdaq Listing and Hearings Council ("Listing Council") confirmed its prior decision and determined to exercise its discretionary authority, under Nasdaq Marketplace Rule 4802(b), to grant the Company an exception to demonstrate compliance with all of the Nasdaq’s continued listing requirements until May 25, 2007. Thus, the Company’s securities will continue to be listed during this period. The Company expects it will be in compliance with all of Nasdaq’s continued listing requirements before May 25, 2007; however, if by the close of business on that date the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14), the Company’s securities will be suspended at the opening of business on May 29, 2007.

A copy of the press release announcing the Company’s receipt of the Nasdaq Staff Determination notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

As previously discussed in its Current Report on Form 8-K filed on December 15, 2006, the Company concluded based on a review of its actual write-off experience from fiscal years 2000-2006 relating to accounts receivable, its allowance for doubtful accounts was understated at August 31, 2006. The Company has completed its analysis and expects at this time to record a pre-tax, non-cash increase in the allowance for doubtful accounts and the associated bad-debt expense of approximately $38 million. The Company also concluded that, of this amount, $24 million relates to years prior to 2006, which will be reflected in its restatement.

The information in this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit
Number Description

99.1 Press Release issued by Apollo Group, Inc., dated April 16, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.

April 16, 2007	By:	/s/ Joseph L. D'Amico

Name: Joseph L. D'Amico
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Apollo Group, Inc., dated April 16, 2007